UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2022

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, the Board of Directors (the “Board”) of Sigma Labs, Inc. (“we,” “our,” “us,” or the “Company”), based upon determinations and recommendations of the Compensation Committee of the Board, approved the Company’s 2022 executive compensation program. The program includes targeted cash incentive bonuses and long-term equity incentive awards to Jacob Brunsberg, our Chief Executive Officer, Frank Orzechowski, our Chief Financial Officer, Darren Beckett, our Chief Technology Officer, and Mark Ruport, our other named executive officer as of December 31, 2021, whom we collectively refer to as the “Participating Persons.” Also, on July 1, 2022, the Board, upon the recommendation of the Compensation Committee, adopted retention bonus and change in control plans for certain of the Participating Persons as described below. Under the Compensation Committee Charter, the Compensation Committee determines the compensation of our Chief Executive Officer and makes recommendations to the full Board regarding the compensation of our other executive officers. The Compensation Committee also administers our 2013 Equity Incentive Plan (the “2013 Plan”) and 2020 Stock Appreciation Rights Plan (the “2020 Plan”) referred to herein.

Targeted Cash Incentive Bonuses

The following table sets forth information regarding the targeted cash incentive bonuses for 2022:

Name	Title	Targeted Incentive Bonus
Jacob Brunsberg	President and Chief Executive Officer	$150,000
Frank Orzechowski	Chief Financial Officer	$60,000
Darren Beckett	Chief Technology Officer	$60,000
Mark K. Ruport		$100,000

Mr. Ruport served as our President and Chief Executive Officer until April 1, 2022 and is continuing as an employee through at least September 30, 2022 to assist in Mr. Brunsberg’s transition as President and Chief Executive Officer. Mr. Ruport’s targeted incentive cash compensation would be payable in his capacity as an ongoing employee. The incentive bonuses will be payable in or about January 2023. In connection with the Board’s approval of the foregoing, the incentive compensation plan for 2022 for Mr. Ruport approved by the Compensation Committee of the Board on June 10, 2021 has been terminated.

The payment of the targeted incentive bonuses is conditioned upon the Company’s achievement of one or more of four performance goals established by the Compensation Committee based upon management’s recommendations and, in certain cases, the individual’s job performance – that is, a specified percentage of the targeted bonuses for such individuals would be deemed earned based upon their job performance, as well as the achievement of their respective performance goals. The performance goals relate to the Company’s cash on hand and cash equivalents as of December 31, 2022, continued listing of our common stock on The Nasdaq Capital Market, the market capitalization of the Company, and the number of customers purchasing our software-only product. The individuals’ respective performance goals and the relative weighting assigned to their performance goals are based upon management’s assessment of their ability to affect the achievement of the goals.

The actual cash incentive bonuses to be paid by us ranges from zero percent to 200% of the targeted bonuses depending on the extent to which the various performance goals are achieved and varies from goal-to-goal The actual incentive bonuses paid would be determined in the discretion of the Board if we were to achieve more than 150% to 200% of certain of the performance goals.

The Compensation Committee and the Board reserve the right in their discretion to modify the targeted cash incentive bonuses and related performance goals if deemed appropriate or advisable, subject to the Participating Persons’ rights, and to grant discretionary cash bonuses or equity awards to one or more of the Participating Persons irrespective of the achievement of the specified performance goals.

Long-term Equity Incentive Awards

As long-term incentives to the Participating Persons, the Compensation Committee awarded incentive stock options and stock appreciation rights, or SARs, under the 2013 Plan and the 2020 Plan, respectively, as reflected in the following table:

Name	Title	Options	SARs
Jacob Brunsberg*	President and Chief Executive Officer	65,000	194,940
Frank Orzechowski	Chief Financial Officer	68,094	69,470
Darren Beckett	Chief Technology Officer	67,776	16,944
Mark K. Ruport		25,117	25,117

* The Compensation Committee also determined to award to Mr. Brunsberg 65,000 restricted shares of our common stock under the 2013 Plan in the event the closing price of the common stock reaches a specified minimum price. If awarded, the restricted shares would vest on the same schedule as Mr. Brunsberg’s other equity awards described herein.

The incentive stock option and SARs have an exercise price of $2.50 and vested 25% on the date of the grant and will vest as to the remaining 75% in equal (as nearly as possible) monthly installments over the succeeding 36 months.

All awards referred to in this Report will be made pursuant to the company’s standard-form award agreements.

Retention Bonus Plan

The retention bonus plan consists of the award of retention bonuses to Mr. Brunsberg, Mr. Orzechowski, Mr. Beckett and other key employees as an added incentive for the executives and key employees to remain in our employ through the end of the retention period. The retention bonus amount for Mr. Brunsberg is 150% of his current base salary, and for Messrs. Orzechowski and Beckett is 100% of their current base salaries. The retention bonuses are payable 50% in cash and 50% in SARs for each executive.

The SARs will have an exercise price of $1.30 (i.e., the closing price of our common stock on the grant date) and will vest, in full, on March 15, 2025, subject to the individual’s remaining in our continuous employ through such date.

The cash component of the retention bonuses will be paid upon the end of the retention period coinciding with the filing of the Company’s 2024 Annual Report on Form 10-K, subject to the individual executive’s continuous employment by the Company through the filing date. In the event of a “change in control” of the company prior to such filing, the executives would be entitled to payment in cash of (1) a pro rata portion of cash component of their respective bonuses and (2) a pro rata portion of the appreciated value of the SARs component of their respective bonuses. The balance of the retention bonuses would terminate.

Change in Control Plan

Under the change in control plan, following a “change in control” of the Company, Messrs. Brunsberg, Orzechowski and Beckett each would be entitled to a cash payment equal to his current annual base salary if his employment is terminated by the Company without “cause” within 180 days following the “change in control.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2022	SIGMA LABS, INC.

	By:	/s/ Jacob Brunsberg
	Name:	Jacob Brunsberg
	Title:	President and Chief Executive Officer